Exhibit 4.1


                  2004 LONG-TERM INCENTIVE PLAN
                         OF ENNIS, INC.

           (As Established Effective June 17th, 2004)

                            RECITALS

             ARTICLE I.  ESTABLISHMENT AND PURPOSE

     1.1 Establishment. The Ennis Business Forms, Inc. 1998 Option and Restricted Stock Plan was originally approved by the Board of Directors of Ennis Business Forms, Inc., a Texas corporation, on March 2, 1998. In furtherance of the purposes of said plan and in order to amend said plan in certain respects, the Ennis Business Forms, Inc. 1998 Option and Restricted Stock Plan is hereby amended and restated in its entirety and renamed the Ennis, Inc. 2004 Long-Term Incentive Plan (the "Plan"), as set forth in this document.

     1.2 Purpose. The purposes of the Plan are to attract able persons to enter the employ of the Company, to encourage Employees to remain in the employ of the Company and to provide motivation to Employees to put forth maximum efforts toward the continued growth, profitability and success of the Company, by providing incentives to such persons through the ownership and/or performance of the Common Stock of Ennis. A further purpose of the Plan is to provide a means through which the Company may attract able persons to become directors of Ennis and to encourage such persons to remain directors of Ennis, by providing such persons with incentive and reward opportunities. Toward these objectives, Awards may be granted under the Plan to Employees and Outside Directors on the terms and subject to the conditions set forth in the Plan.

     1.3 Effectiveness and Term. This amended and restated Plan shall become effective as of June 17, 2004, the date of its approval by the holders of at least a majority of the shares of Common Stock present or represented and entitled to vote at the 2004 annual meeting of the stockholders of Ennis duly held in accordance with applicable law. This Plan shall be unlimited in duration and, in the event of plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards of Incentive Stock Options shall be made after June 16, 2014.

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                    ARTICLE II.  DEFINITIONS

     2.1 Affiliate. "Affiliate" means a "parent corporation" or a "subsidiary corporation" of Ennis, as those terms are defined in Section 424(e) and (f) of the Code.

     2.2 Award. "Award" means an award granted to a Participant in the form of an Option, Phantom Option, Restricted Stock, Restricted Unit, SAR, or Other Incentive Award, whether granted singly, in combination or in tandem. All Awards shall be granted by, confirmed by, and subject to the terms of, an Award Agreement.

     2.3 Award Agreement. "Award Agreement" means a written agreement between Ennis and a Participant that sets forth the terms, conditions, restrictions and/or limitations applicable to an Award.

     2.4  Board.  "Board" means the Board of Directors of Ennis.

     2.5    Cause.    "Cause"   means  the   termination   of   a
Participant's employment or service by reason of fraud, dishonesty, any unauthorized use or disclosure by the Participant of any confidential information or trade secrets of Ennis, or the performance of other acts detrimental to Ennis or an Affiliate, as determined by the Committee in its absolute discretion.


     2.6 Change of Control. A "Change of Control" shall be deemed to have taken place if one or more of the following occurs:

          (a)   Any  person or entity, as that term  is  used  in
     Section 13(d) and 14(d)(2) of the 1934 Act (other than a qualified benefit plan of Ennis or an Affiliate) becomes or is discovered to be a beneficial owner (as defined in Rule 13d-3 under the 1934 Act as in effect on the Effective Date) directly or indirectly of securities of Ennis representing 30% or more of the combined voting power of the Ennis' then outstanding securities (unless such person is already such a beneficial owner on the Effective Date);

          (b) Individuals who, as of the Effective Date, constitute the Board cease for any reason to constitute at least a majority of the Board, unless any such change is approved by a unanimous vote of the Board in office immediately prior to such cessation;

          (c) Ennis or its Affiliates shall (in a single transaction or a series or related transactions) issue shares, sell or purchase assets, engage in a merger or engage in any other transaction immediately after which securities of Ennis representing 50% or more of the combined voting power of the then outstanding securities of Ennis shall be ultimately owned by person(s) who shall not have owned such securities prior to such transaction or who shall be a party to such transaction;

          (d) Ennis and its Affiliates shall sell or dispose of (in a single transaction or series of related transactions) business operations which generated a majority of the consolidated revenues (determined on the basis of Ennis' four most recently completed

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     fiscal quarters for which reports have been filed under  the
     1934 Act) of Ennis and its Affiliates immediately prior thereto;

          (e) The Board shall approve the distribution to Ennis' shareholders of all or substantially all of Ennis' net assets or shall approve the dissolution of Ennis; or

          (f)    Any  other  transaction  or  series  of  related
     transactions  occur which have substantially the  effect  of
     the   transactions  specified  in  any  of   the   preceding
     provisions of this subsection.

     2.7 Code. "Code" means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

     2.8 Committee. "Committee" means (i) with respect to the application of this Plan to Employees, the Compensation Committee of the Board or such other committee of the Board as may be designated by the Board to administer the Plan, which committee shall consist of two or more non-employee directors, each of whom is both a "non-employee director" under Rule 16b-3 of the Exchange Act and an "outside director" under Section 162(m) of the Code, and (ii) with respect to the application of this Plan to an Outside Director, the Board. To the extent that no Committee exists that has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 or Section 162(m) of the Code, such noncompliance with such requirements shall not affect the validity of Awards, grants, interpretations or other actions of the Committee.

     2.9   Common Stock.  "Common Stock" means the common  stock,
$2.50 par value per share, of Ennis, or any stock or other securities of Ennis hereafter issued or issuable in substitution or exchange for the Common Stock.

     2.10 Company.  "Company" means Ennis and its Affiliates.


     2.11 DER. "DER" means a contingent right, granted in tandem with a specific Restricted Unit, to receive an amount in cash equal to the cash distributions made by the Company with respect to a share of Common Stock during the period such Restricted Unit is outstanding.

     2.12  Effective Date.  "Effective Date" means the date  this
Plan becomes effective as provided in Section 1.3.

     2.13  Ennis.  "Ennis" means Ennis, Inc. (formerly  known  as
Ennis  Business  Forms,  Inc.),  a  Texas  corporation,  or   any
successor thereto.

     2.14 Employee. "Employee" means an employee of Ennis or an Affiliate of Ennis; provided, however, that the term "Employee" does not include an Outside Director or an
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individual performing services for Ennis or an Affiliate  who  is treated for tax purposes as an independent contractor at the time of performance of the services.

     2.15  Exchange  Act.   "Exchange Act" means  the  Securities
Exchange Act of 1934, as amended.

     2.16 Fair Market Value. "Fair Market Value" means (a) if the Common Stock is listed on a national securities exchange, the closing price per share on a given date; (b) if the Common Stock is traded on an exchange or market in which prices are reported on a bid and asked price, the average of the mean between the bid and asked price for a share on a given date; and (c) if the Common Stock is not publicly traded at the time a determination of fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Committee.

     2.17 Grant Date. "Grant Date" means the date an Award is granted by the Committee.

     2.18 Incentive Stock Option. "Incentive Stock Option" means an Option that is intended to meet the requirements of Section
422(b) of the Code.

     2.19 Nonqualified Stock Option. "Nonqualified Stock Option" means an Option that is not an Incentive Stock Option.

     2.20 Option.  "Option" means an option to purchase shares of
Common  Stock  granted to a Participant pursuant to Article  VII.
An  Option  may  be  either  an  Incentive  Stock  Option  or   a
Nonqualified Stock Option, as determined by the Committee.

     2.21 Other Incentive Award. "Other Incentive Award" means an incentive award granted to a Participant pursuant to Article
XII.

     2.22 Outside Director. "Outside Director" means a "non-employee director" of the Company, as defined in Rule 16b-3.

     2.23  Participant.   "Participant"  means  an  Employee   or
Outside Director to whom an Award has been granted under the Plan.

     2.24 Person. "Person" means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

     2.25 Phantom Option. "Phantom Option" means a fictional option granted to a Participant pursuant to Article VIII.

     2.26  Plan.   "Plan" means this Ennis, Inc.  2004  Long-Term
Incentive Plan, as in effect from time to time.
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     2.27  Restricted  Period.   "Restricted  Period"  means  the
period established by the Committee with respect to an Award of Restricted Stock or a Restricted Unit during which the Award
remains  subject  to  forfeiture  and  is  not  payable  to   the
Participant.

     2.28 Restricted Stock. "Restricted Stock" means a share of Common Stock granted to a Participant pursuant to Article IX, which is subject to such restrictions as may be determined by the Committee. Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes.

     2.29 Restricted Unit. "Restricted Unit" means a fictional share of Common Stock granted to a Participant pursuant to
Article X, which is subject to such restrictions as may be determined by the Committee.

     2.30 Rule 16b-3. "Rule 16b-3" means Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

     2.31 SAR. "SAR" means a stock appreciation right granted to a Participant pursuant to Article XI.

     2.32  Superseded  Plan.  "Superseded Plan" means  the  Ennis
Business Forms, Inc. 1998 Option and Restricted Stock Plan, as in effect prior to the Effective Date.


                ARTICLE III.  PLAN ADMINISTRATION

     3.1 Plan Administrator. The Plan shall be administered by the Committee. The Committee may delegate some or all of its power to the Chief Executive Officer or such other executive officer of the Company as the Committee deems appropriate; provided, that (i) the Committee may not delegate its power with regard to the grant of an Award to any person who is a "covered employee" within the meaning of Section 162(m) of the Code or who, in the Committee's judgment, is likely to be a covered employee at any time during the period an Award to such employee would be outstanding, and (ii) the Committee may not delegate its power with regard to the selection for participation in the Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an Award to such an officer or other person.

     3.2 Authority of Administrator. The Committee shall have total and exclusive responsibility to control, operate, manage
and  administer  the  Plan in accordance  with  its  terms.   The
Committee shall have all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the preceding sentence, the Committee shall have the exclusive right
to:   (i)  interpret  the Plan and the Award Agreements  executed hereunder; (ii) determine eligibility for participation in the Plan; (iii) decide all questions concerning eligibility for, and the amount of, Awards granted under the Plan; (iv) construe any ambiguous provision of the Plan or any Award Agreement; (v) prescribe the form of the Award Agreements embodying Awards granted under the Plan; (vi) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement;
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(vii)  issue administrative guidelines as an aid to administering the Plan and make changes in such guidelines as the Committee from time to time deems proper; (viii) make regulations for carrying out the Plan and make changes in such regulations as the Committee from time to time deems proper; (ix) determine whether Awards should be granted singly, in combination or in tandem; (x) to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions and limitations; (xi) accelerate the exercise, vesting or payment of an Award when such action or actions would be in the best interests of the Company; (xii) grant Awards in replacement of Awards previously granted under the Plan, the Superseded Plan or any other employee benefit plan of the Company; and (xiii) take any and all other actions the Committee deems necessary or advisable for the proper operation or administration of the Plan.

     3.3 Discretionary Authority. The Committee shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan, including, without limitation, its construction of the terms of the Plan and its determination of eligibility for participation and Awards under the Plan. The decisions of the Committee and its actions with respect to the Plan shall be final, conclusive and binding on all persons having or claiming to have any right or interest in or under the Plan, including Participants and their respective estates, beneficiaries and legal representatives.

     3.4 Liability; Indemnification. No member of the Committee nor any person to whom authority has been delegated, shall be personally liable for any action, interpretation or determination made in good faith with respect to the Plan or Awards granted hereunder, and each member of the Committee (or delegatee of the Committee) shall be fully indemnified and protected by Ennis with respect to any liability he or she may incur with respect to any such action, interpretation or determination, to the extent permitted by applicable law.


             ARTICLE IV.  SHARES SUBJECT TO THE PLAN

     4.1  Available Shares.  Subject to adjustment as provided in
Section 4.2, the maximum number of shares of Common Stock that shall be available for grant of Awards under the Plan shall not exceed the sum of (i) 500,000 shares of Common Stock; and (ii) 635,900, which is the number of authorized shares of Common Stock available for issuance under the Superseded Plan as of the Effective Date; and (iii) any shares of Common Stock that become available under this Plan, including with respect to Awards outstanding under the Superseded Plan as of the Effective Date, as a result of cancellation, termination, expiration, forfeiture or lapse of an Award or as otherwise provided in Section 4.3. The maximum number of shares of Common Stock for which Options and SARs may be granted under the Plan to any one Participant during a calendar year is 50,000. Shares of Common Stock issued pursuant to the Plan may be shares of original issuance or treasury shares or a combination of the foregoing, as the Committee, in its absolute discretion, shall from time to time determine.

     4.2  Adjustments for Recapitalizations and Reorganizations.

          (a)   The  shares with respect to which Awards  may  be
     granted under the Plan are shares of Common Stock as presently constituted, but if, and whenever, prior to the
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     expiration or satisfaction of an Award theretofore  granted,
     Ennis shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock in the form of Ennis Common Stock without receipt of consideration by Ennis, the number of shares of Common Stock with respect to which such Award may thereafter be exercised or satisfied, as applicable, (i) in the event of an increase
     in    the   number   of   outstanding   shares,   shall   be
     proportionately increased, and the exercise price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares, shall be proportionately reduced, and the exercise price per share shall be proportionately increased.

          (b) If Ennis recapitalizes or otherwise changes its capital structure, thereafter upon any exercise or satisfaction, as applicable, of an Award theretofore granted the Participant shall be entitled to (or entitled to purchase, if applicable) under such Award, in lieu of the number of shares of Common Stock then covered by such Award, the number and class of shares of stock or other securities to which the Participant would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Participant had been the holder of record of the number of shares of Common Stock then covered by such Award.

          (c) In the event of changes in the outstanding Common Stock by reason of a reorganization, merger, consolidation, combination, separation (including a spin-off or other distribution of stock or property), exchange, or other relevant change in capitalization occurring after the date of grant of any Award and not otherwise provided for by this
     Section 4.2, any outstanding Awards and any Award Agreements evidencing such Awards shall be subject to adjustment by the Committee in its absolute discretion as to the number, price and kind of shares or other consideration subject to, and other terms of, such Awards to reflect such changes in the outstanding Common Stock.

          (d) In the event of any changes in the outstanding Common Stock provided for in this Section 4.2, the aggregate number of shares available for grant of Awards under the Plan may be equitably adjusted by the Committee, whose determination shall be conclusive.

     4.3 Adjustments for Awards. The Committee shall have full discretion to determine the manner in which shares of Common Stock available for grant of Awards under the Plan are counted. Without limiting the discretion of the Committee under this
Section 4.3, unless otherwise determined by the Committee, the following rules shall apply for the purpose of determining the number of shares of Common Stock available for grant of Awards under the Plan:

          (a)   Options  and  Restricted  Stock.   The  grant  of
     Options and Restricted Stock shall reduce the number of shares available for grant of Awards under the Plan by the number of shares subject to such Award.

          (b)   SARs, Phantom Options and Restricted Units.   The
     grant of SARs shall not affect the number of shares available for grant of Awards under the Plan. The grant
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     of  Phantom Options or Restricted Units that may be paid  or settled only for cash shall not affect the number of shares available for grant of Awards under the Plan. The grant of Phantom Options or Restricted Units that may be paid or settled (i) only in Common Stock or (ii) in either cash or Common Stock shall reduce the number of shares available for grant of Awards under the Plan by the number of shares subject to such an Award.

          (c) Other Incentive Awards. The grant of an Other Incentive Award in the form of Common Stock or that may be paid or settled only in Common Stock shall reduce the number of shares available for grant of Awards under the Plan by the number of shares subject to such Award. The grant of an Other Incentive Award that may be paid or settled only for cash shall not affect the number of shares available for grant of Awards under the Plan. The grant of an Other Incentive Award that may be paid or settled in either Common Stock or cash shall reduce the number of shares available for grant of Awards under the Plan by the number of shares subject to such Award.

          (d) Termination. If any Award referred to in paragraphs (a), (b) and (c) above (other than an Award that may be paid or settled only for cash) is canceled or forfeited, or terminates, expires or lapses, for any reason (other than the termination of a Related Option (as defined in Section 11.1) upon exercise of its corresponding SARs), the shares then subject to such Award shall again be available for grant of Awards under the Plan.

          (e) Payment of Exercise Price and Withholding Taxes. If previously acquired shares of Common Stock are used to pay the exercise price of an Award, the number of shares available for grant of Awards under the Plan (other than Incentive Stock Options) shall be increased by the number of shares delivered as payment of such exercise price. If previously acquired shares of Common Stock are used to pay withholding taxes payable upon exercise, vesting or payment of an Award, or shares of Common Stock that would be acquired upon exercise, vesting or payment of an Award are withheld to pay withholding taxes payable upon exercise, vesting or payment of such Award, the number of shares available for grant of Awards under the Plan (other than Incentive Stock Options) shall be increased by the number of shares delivered or withheld as payment of such withholding taxes.

          (f) Fractional Shares. If any such adjustment would result in a fractional security being (i) available under the Plan, such fractional security shall be disregarded or
     (ii) subject to an Award, Ennis shall pay the holder of such Award, in connection with the first vesting, exercise or settlement of such Award in whole or in part occurring after such adjustment, an amount in cash determined by multiplying
     (x) the fraction of such security (rounded to the nearest hundredth) by (y) the excess, if any, of the Fair Market Value on the vesting, exercise or settlement date over the exercise price, if any, of such Award.

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